                                                     RULE NO. 424(b)(2)
                                                     REGISTRATION NO. 33-33948


            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED APRIL 6, 1990

                                 $300,000,000

                               PITNEY BOWES INC.

                             5.95% NOTES DUE 2005


Interest payable February 1 and August 1                   Due February 1, 2005

                                 ------------

The  Notes are redeemable, in whole or  in part, at the option of the  Company and at  any time at a redemption price  equal to the greater of (i)  100% of the principal amount of the Notes  to be redeemed or (ii) as determined by a Quotation Agent (as defined herein),  the sum of the present values of the remaining  scheduled payments  of  principal and  interest thereon
     (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis  (assuming a 360-day year consisting of twelve
       30-day  months)  at  the  Adjusted  Treasury  Rate  (as  defined herein)  plus 10  basis points,  plus, in  each  case, accrued interest thereon to  the date of redemption.  The Notes will not be entitled  to the benefits of  any sinking fund. See
           "Description of Notes" herein.

    The Notes will be represented by one  or more Global Notes (as  defined
        herein)  registered  in  the  name   of  the  nominee  of   The
            Depository Trust  Company ("DTC").  Except as  provided
                herein  and  in  the  accompanying  Prospectus,
                    Notes in  definitive form  will not  be
                        issued.  See  "Description   of
                            Notes" herein.

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
 SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION
  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                         UNDERWRITING
                                              PRICE TO   DISCOUNTS AND  PROCEEDS TO
                                             PUBLIC(1)    COMMISSIONS  COMPANY(1)(2)
                                            ------------ ------------- -------------
Per Note...................................    99.21%        .625%        98.585%
Total...................................... $297,630,000  $1,875,000   $295,755,000

--------
(1) Plus accrued interest, if any, from January 28, 1998.
(2) Before deduction or expenses payable by the Company, estimated at $410,000.

  The Notes are offered by the several Underwriters when, as and if issued by the Company, delivered to and accepted by, the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Notes, in book-entry form, will be made through the facilities of DTC on or about January 28, 1998, against payment in immediately available funds.


CREDIT SUISSE FIRST BOSTON                                  MERRILL LYNCH & CO.


                 Prospectus Supplement dated January 22, 1998.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS SYNDICATE SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".

It is expected that delivery of the Notes will be made against payment therefor on or about that date specified in the last paragraph of the cover page of this Prospectus, which will be the fourth business day following the date of pricing of the Notes (such settlement cycle being herein referred to as "T+4"). Purchasers of Notes should note that trading of the Notes on the date of pricing and the next four succeeding business days may be affected by the T+4 settlement. See "Underwriting".

                               ----------------

                                USE OF PROCEEDS

  The net proceeds from the offering of the Notes, estimated at $295.3 million, will be used by the Company for general corporate purposes, which may include the repayment of short-term debt.

                             DESCRIPTION OF NOTES

  The following description of the particular terms of the Notes offered hereby supplements the description of the general terms and provisions of Debt Securities set forth in the Prospectus under the caption "Description of Debt Securities".

GENERAL

  The Notes will be issued pursuant to an Indenture, dated as of April 15, 1990, between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank, successor by merger to Manufacturers Hanover Trust Company), will be limited to $300,000,000 aggregate principal amount and will be issued in denominations of $1,000 and integral multiples thereof. The Notes will be unsecured obligations of the Company and will mature on February 1, 2005. The Notes will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

  The Notes will bear interest from January 28, 1998 at the rate per annum set forth on the cover page of this Prospectus Supplement, payable on February 1 and August 1 of each year commencing August 1, 1998, to the person in whose name such Notes are registered at the close of business on the preceding January 15 and July 15, respectively.

OPTIONAL REDEMPTION

  The Notes will be redeemable, in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 10 basis points, plus, in each case, accrued interest thereon to the date of redemption.

  "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

  "Comparable Treasury Issue" means the United States Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

  "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

  "Quotation Agent" means the Reference Treasury Dealer.

  "Reference Treasury Dealer" means (i) Credit Suisse First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated and their respective successors; provided, however, that if either of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day (as defined in the Indenture) preceding such redemption date.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

  The Notes are not entitled to the benefits of any sinking fund.

DEFEASANCE

  The provisions of Article 10 of the Indenture relating to defeasance and covenant defeasance, which are described in the accompanying Prospectus, will apply to the Notes. Any such defeasance will be conditioned on receipt of an Opinion of Counsel (as defined in the Indenture) relating to the Federal income tax consequences of such defeasance.

GLOBAL NOTES

  The Notes will be issued as Global Notes with DTC as the Depositary for such Notes (each, a "Global Note"). The Notes will be issued as fully-registered securities in the name of Cede & Co., DTC's partnership nominee, and will be deposited with DTC.

  Upon the issuance of a Global Note, the Depositary for such Global Note or its nominee will credit the accounts of persons holding interests in such Global Note with the respective principal or face amounts of the Book-Entry Notes represented by such Global Note. Ownership of beneficial interests in a Global Note will be limited to participants and to persons that may hold interests through institutions that have accounts with the Depositary ("participants"). Ownership of beneficial interests by participants in a Global Note will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Note. Ownership of beneficial interests in such Global Note by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant.

  The total amount of any principal, premium, if any, and interest due on any Global Note on any Interest Payment Date or at maturity will be made available to the Trustee on such date. As soon as possible thereafter, the Trustee will make such payments to the Depositary. None of the Company, the Trustee, the Paying Agent or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depositary's records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any of the Depositary's records relating to such beneficial ownership interests.

  The Company has been advised by the Depositary that upon receipt of any payment of principal of or any premium or interest on any such Global Note, the Depositary will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of the Depositary. The accounts to be credited shall be designated by the soliciting agent or, to the extent that such Notes are offered and sold directly, by the Company. Payments by participants to owners of beneficial interests in a Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for customer accounts registered in "street name", and will be the sole responsibility of such participants.

  Global Notes may not be transferred except as a whole by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor.

  A Global Note is exchangeable for definitive Notes in registered form, bearing interest at the same rate, having the same date of issuance, Stated Maturity and other terms and of differing denominations aggregating a like amount, only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act,
(y) the Company in its sole discretion determines that all such Global Notes shall be exchangeable for definitive Notes in registered form or (z) any event shall have occurred and be continuing which after notice or lapse of time, or both, would become an Event of Default with respect to the Notes. Such definitive Notes shall be registered in the names of the owners of the beneficial interests in such Global Note as provided by the Depositary's relevant participants (as identified by the Depositary holding such Global
Note). Subject to the foregoing, the Global Note is not exchangeable, except for a Global Note of like denomination to be registered in the name of the Depositary or its nominee.

  So long as the Depositary for a Global Note, or its nominee, is the registered owner of such Global Note, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of such Global Note for the purposes of receiving payment on the Notes, receiving notices and for all other purposes under the Indenture and the Notes. Except as provided above, owners of beneficial interests in such a Global Note will not be entitled to receive physical delivery of Notes in definitive form and will not be considered the Holders thereof for any purpose under the Indenture. Accordingly, each person owning a beneficial interest in such a Global Note must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Note.

  The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Note desires to give or take any action which a Holder is entitled to give or take under the Indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

  DTC has advised the Company that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Commission.

THE PAYING AGENT AND SECURITY REGISTRAR

  The Chase Manhattan Bank is the Paying Agent and Security Registrar with respect to the Notes and maintains a banking relationship with the Company.

                                 UNDERWRITING

  Under the terms and subject to the conditions contained in an Underwriting Agreement dated January 22, 1998 (the "Underwriting Agreement"), the Underwriters named below (the "Underwriters") have severally but not jointly agreed to purchase from the Company the following respective principal amounts of Notes:

                                                                    PRINCIPAL
                              UNDERWRITER                             AMOUNT
                              -----------                          ------------
     Credit Suisse First Boston Corporation....................... $150,000,000
     Merrill Lynch, Pierce, Fenner & Smith
          Incorporated............................................  150,000,000
                                                                   ------------
       Total...................................................... $300,000,000
                                                                   ============

  The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all the Notes, if any are purchased. The Underwriting Agreement provides that, in the event of a default by an Underwriter, in certain circumstances the purchase commitments of non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

  The Company has been advised by the Underwriters that they propose to offer the Notes to the public initially at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession of .375% of the principal amount per Note and the Underwriters and such dealers may allow a discount of .25% of such principal amount on sales to certain other dealers. After the initial public offering, the public offering price and concession and discount to dealers may be changed by the Underwriters.

  The Notes are a new issue of securities with no established trading market. The Underwriters have advised the Company that they intend to act as market makers for the Notes. However, the Underwriters are not obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.

  The Company has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

  It is expected that delivery of the Notes will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this Prospectus Supplement, which will be the fourth business day following the date of pricing of the Notes. Under Rule 15c6-1 of the U.S. Securities and Exchange Commission under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next four succeeding business days will be required, by virtue of the fact that the Notes initially will settle in T+4, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Notes who wish to trade Notes on the date of pricing or the next four succeeding business days should consult their own advisor.

  The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Notes to be higher than it would otherwise be in the absence of such transactions.

                         NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

  The distribution of the Notes in Canada is being made only on a private placement basis exempt from the requirement that the Company prepare and file a prospectus with the securities' regulatory authorities in each province where trades of Notes are effected. Accordingly, any resale of the Notes in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Notes.

REPRESENTATIONS OF PURCHASER

  Each purchaser of Notes in Canada who receives a purchase confirmation will be deemed to represent to the Company and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such Notes without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent, and (iii) such purchaser has reviewed the text above under "Resale Restrictions".

RIGHTS OF ACTION (ONTARIO PURCHASERS)

  The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by section 32 of the Regulation under the Securities Act (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S federal securities laws.

ENFORCEMENT OF LEGAL RIGHTS

  All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENTS

  A purchaser of Notes to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any Notes acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from the Company. Only one such report must be filed in respect of Notes acquired on the same date and under the same prospectus exemption.

TAXATION AND ELIGIBILITY FOR INVESTMENT

  Canadian purchasers of Notes should consult their own legal and tax advisors with respect to the tax consequence of an investment in the Notes in their particular circumstances and with respect to the eligibility of the Notes for investment by the purchaser under relevant Canadian legislation.

                                    EXPERTS

  The financial statements incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K of Pitney Bowes Inc. for the year ended December 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

                                 $400,000,000

                               PITNEY BOWES INC.

                                DEBT SECURITIES
                   AND WARRANTS TO PURCHASE DEBT SECURITIES

  Pitney Bowes Inc. (the "Company") may offer from time to time, either jointly or separately, up to an aggregate principal amount of not more than $400,000,000 (or, if applicable, the equivalent thereof in any other currency, currencies or composite currencies) of its unsecured debt securities consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities") and warrants to purchase Debt Securities ("Warrants"). The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and set forth in a Prospectus Supplement or Prospectus Supplements. Debt Securities and Warrants are herein collectively called "Securities".

  The terms of each series of Debt Securities, including, where applicable, the specific designation, aggregate principal amount, authorized denominations, maturity, rate or rates and time or times of payment of any interest, any terms for optional or mandatory redemption or payment of additional amounts or any sinking fund provisions, any initial public offering price, the proceeds to the Company and any other specific terms in connection with the offering and sale of such series ("Offered Debt Securities") will be set forth in a Prospectus Supplement or Prospectus Supplements. With regard to the Warrants, if any, in respect of which this Prospectus is being delivered (such Warrants and Offered Debt Securities being herein called "Offered Securities"), the Prospectus Supplement sets forth a description of the Offered Debt Securities for which each Warrant is exercisable and the offering price, if any, exercise price, duration and other terms of such Warrants. Warrants may be sold in units with Debt Securities or in separate offerings, as specified in a Prospectus Supplement. As used herein, Debt Securities shall include securities denominated in United States dollars or, at the option of the Company if so specified in an applicable Prospectus Supplement, in any other currency, currencies or composite currencies (or in amounts determined by reference to an index).

  The Debt Securities and Warrants may be sold directly by the Company to investors, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution". Such agents or underwriters may include The First Boston Corporation or may involve a group of underwriters represented by The First Boston Corporation. If any agents of the Company or any underwriters are involved in the sale of any Debt Securities and Warrants in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in a Prospectus Supplement. The net proceeds to the Company from such sale also will be set forth in a Prospectus Supplement.

  The Debt Securities may be issued in registered form or bearer form with coupons attached or both. In addition, all or a portion of the Debt Securities of a series may be issuable in temporary or permanent global form. Debt Securities in bearer form are offered only to non-United States persons and to offices located outside the United States of certain United States financial institutions. See "Limitations on Issuance of Bearer Securities".

  For a discussion of certain United States federal income tax consequences to holders of Debt Securities, see "United States Taxation".

                               ----------------

 THESE SECURITIES  HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY  THE SECURITIES
   AND EXCHANGE COMMISSION  OR BY  ANY STATE SECURITIES  COMMISSION NOR HAS
    THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES
      COMMISSION  PASSED   UPON  THE   ACCURACY  OR  ADEQUACY   OF  THIS
       PROSPECTUS.  ANY REPRESENTATION  TO THE CONTRARY  IS A  CRIMINAL
         OFFENSE.

                               ----------------

  This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.
                               ----------------

                 The date of this Prospectus is April 6, 1990.

                             AVAILABLE INFORMATION

  Pitney Bowes Inc. (the "Company", as used herein includes the Company's subsidiaries unless the context otherwise requires) is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. and at the following Regional Offices of the
Commission: New York Regional Office, 75 Park Place, New York, New York, and Chicago Regional Office, Room 3190, Kluczynski Federal Building, 230 South Dearborn Street, Chicago, Illinois. Copies of such material can be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Reports and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

  The Company does not do business in, and does not do business with any person or group located in, South Africa. This statement may be considered accurate only as of the date of this Prospectus, and, with respect to doing business with persons or groups located in South Africa, is made to the best of knowledge of the Company. Purchasers of the Securities may obtain updated information by contacting: South Africa Business Notice, Office of the Secretary of State, 1230 J Street, Room 100, Sacramento, California 95814, telephone number (916) 327-6427.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  There is hereby incorporated in this Prospectus by reference the Company's Annual Report on Form 10-K for the year ended December 31, 1989, as filed with the Commission (File No. 1-3579).

  All documents filed with the Commission pursuant to section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that any statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on written or oral request of such person, a copy of any or all of the foregoing documents which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits shall have been specifically incorporated by reference into such documents. Requests for such copies should be directed to the Vice President-Finance & Administration and Treasurer, Pitney Bowes Inc., World Headquarters, Stamford, Connecticut 06926-0700, telephone 203-356-5000.

                                  THE COMPANY

  The Company and its subsidiaries operate in three industry segments-- Business Equipment, Business Supplies and Services, and Financial Services. The Company's operations are in the following geographic areas: the United States, Europe, and Canada and other countries.

  The Company, a Delaware corporation organized in 1920, is listed on the New York Stock Exchange. The World Headquarters of the Company are located in Stamford, Connecticut 06926-0700 (telephone 203-356-5000).

                                USE OF PROCEEDS

  Except as may be set forth in the Prospectus Supplement, the Company intends to use the net proceeds from the sales of the Securities to repay short-term debt, to reduce or retire from time to time other indebtedness, to repurchase the Company's common stock and for other general corporate purposes including use of funds for possible acquisitions. The precise amount and timing of sales of the Securities will be dependent on market conditions and the availability and cost of other funds to the Company.

                        DESCRIPTION OF DEBT SECURITIES

  The Debt Securities will be issued under an indenture to be dated as of April 15, 1990 (the "Indenture") between the Company and Manufacturers Hanover Trust Company, as Trustee (the "Trustee") a copy of which Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The statements under this caption are brief summaries of certain provisions of the Indenture, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms. Wherever particular Sections of the Indenture or terms that are defined in the Indenture are referred to herein or in a Prospectus Supplement, it is intended that such Sections or defined terms shall be incorporated by reference herein or therein, as the case may be.

  The term "Securities", as used under this caption, refers to all Securities issued under the Indenture and includes the Debt Securities.

  The Debt Securities may be issued from time to time in one or more series. The particular terms of each series of Debt Securities offered by any Prospectus Supplement or Prospectus Supplements will be described in such Prospectus Supplement or Prospectus Supplements relating to such series.

GENERAL

  The Indenture will not limit the aggregate amount of Securities which may be issued thereunder and Debt Securities may be issued thereunder from time to time in separate series up to the aggregate amount from time to time authorized by the Company for each series. The Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

  The applicable Prospectus Supplement or Prospectus Supplements relating to the Offered Debt Securities will describe the following terms of the Offered Debt Securities: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) whether the Offered Debt Securities are to be issuable as Registered Securities or Bearer Securities, or both, whether any of the Offered Debt Securities are to be issuable initially in temporary global form, whether any of the Offered Debt Securities are to be issuable in permanent global form (and, if so, the circumstances under which owners of beneficial interests in permanent global Securities may exchange such interests for definitive Debt Securities, and the name of the Common Depositary or the U.S. Depositary with respect to any such permanent Global Security; (4) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Debt

Securities will be issued; (5) the date or dates on which the Offered Debt Securities will mature; (6) the rate or rates per annum at which the Offered Debt Securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, and the date or dates from which any interest will accrue; (7) the Interest Payment Dates on which any such interest on the Offered Debt Securities will be payable, the Regular Record Date for any interest payable on any Offered Debt Securities which are Registered Securities on any Interest Payment Date and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner described under "Temporary Global Securities" below; (8) the person to whom any interest on any Registered Security of the series will be payable if other than the person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest as described under "Payment and Paying Agents" below, and the manner in which any interest on any Bearer Security will be paid if other than in the manner described under "Payment and Paying Agents" below; (9) any mandatory or optional sinking fund or analogous provisions; (10) each office or agency where, subject to the terms of the Indenture as described below under "Payment and Paying Agents", the principal of and any premium and interest on the Offered Debt Securities will be payable and each office or agency where, subject to the terms of the Indenture as described below under "Form, Exchange, Registration and Transfer", the Offered Debt Securities may be presented for registration or transfer or exchange;
(11) the date, if any, after which and the price or prices at which the Offered Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any such optional or mandatory redemption provisions; (12) the denominations in which any Offered Debt Securities which are Registered Securities will be issuable, if other than the denomination of $1,000 and any integral multiple thereof, and the denomination or denominations in which any Offered Debt Securities which are Bearer Securities will be issuable, if other than the denomination of $5,000; (13) the currency or currencies (which may include composite currencies) of payment of principal of and any premium and interest on the Offered Debt Securities; (14) any index used to determine the amount of payments of principal of and any premium and interest on the Offered Debt Securities; (15) the portion of the principal amount of the Offered Debt Securities if other than the principal amount thereof, payable upon acceleration of maturity thereof; (16) the Person who shall be the Security Registrar of Offered Debt Securities issuable as Registered Securities; (17) the application, if any, of Section 402 or Section 1010 and of Section 402(g) or Section 402(i) or Section 1010(5), relating to defeasance and discharge, defeasance of certain covenants, and certain conditions thereto; and (18) any other terms of the Offered Debt Securities not inconsistent with the provisions of the Indenture. (Section 301) Any such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Offered Debt Securities.

  Securities may be issued as Original Issue Discount Securities to be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Securities issued at an original issue discount, including Original Issue Discount Securities, are described under "United States Taxation--Tax Consequences to United States Holders--Original Issue Discount Securities." Special United States tax considerations applicable to any Offered Debt Securities which are denominated in a currency other than United States dollars will be set forth in a Prospectus Supplement relating thereto.

  Debt Securities may also be issued under the Indenture upon the exercise of Warrants issued by the Company. See "Description of Warrants." Special United States tax considerations applicable to Warrants and to Debt Securities issued upon the exercise of Warrants will be set forth in a Prospectus Supplement relating thereto.

CERTAIN DEFINITIONS

  The term "Consolidated Net Tangible Assets" means as of any particular time the aggregate amount of assets after deducting therefrom (a) all current liabilities (excluding any such liability that by its terms is extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (b) all goodwill, patents, copyrights, trademarks, tradenames, unamortized debt discount and expense and other like intangibles, all as shown in the most recent consolidated financial statements of the Company and its Subsidiaries prepared in accordance with generally accepted accounting principles.

  The term "Consolidated Net Worth" means the sum of (i) the par value or stated value of the capital stock of the Company, (ii) the capital in excess of par value and (iii) the retained earnings, all as shown on the most recent consolidated balance sheet of the Company and its Subsidiaries, prepared in accordance with generally accepted accounting principles.

  The term "Principal Domestic Manufacturing Plant" means any manufacturing or processing plant or warehouse together with the land upon which it is erected and fixtures comprising a part thereof owned by the Company or any Subsidiary and located in the United States, if the gross book value (without deduction of any depreciation reserves) of all real property and fixed assets included in such plant on the date as of which the determination is being made exceeds 1% of Consolidated Net Worth other than such manufacturing plant which, in the opinion of the Board of Directors, is not of material importance to the total business conducted by the Company and its Subsidiaries taken as a whole.

  The term "Restricted Subsidiary" means any Subsidiary which is organized under the laws of the United States or of any State or of the District of Columbia and transacts all or a substantial portion of its business in the United States and which owns a Principal Domestic Manufacturing Plant; provided, however, that the term shall not include Pitney Bowes Credit Corporation or any other Subsidiary (a) which is solely or primarily engaged in the business of providing or obtaining financing for the sale or lease of products sold or leased by the Company or any Subsidiary or which is otherwise primarily engaged in the business of a finance company either on a secured or an unsecured basis or (b) which is solely or primarily engaged in the business of owning, developing or leasing real property other than a Principal Domestic Manufacturing Plant.

  The term "Subsidiary" means with respect to the Company, any corporation of which more than 50% of the outstanding voting stock is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of such definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

  The term "U.S. Government Obligations" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

  The term "Wholly-Owned Restricted Subsidiary" means a Restricted Subsidiary all of the outstanding voting stock of which, other than directors' qualifying shares, and all the Funded Debt (as defined) of which shall at the time be owned by the Company or by one or more other Wholly-Owned Restricted Subsidiaries, or by the Company and one or more other Wholly-Owned Restricted Subsidiaries. (Section 101)

LIMITATIONS ON LIENS

  The Indenture provides that if the Company or any Restricted Subsidiary shall issue, assume, guarantee or become liable for any evidence of indebtedness for money borrowed ("Indebtedness") secured by a mortgage, security interest, pledge or lien ("Mortgage") on any Principal Domestic Manufacturing Plant, or shares of stock or Indebtedness of any Restricted Subsidiary, the Company will secure or cause to be secured the Debt Securities equally and ratably with (or prior to) such secured Indebtedness, unless the aggregate amount of all such secured Indebtedness, together with all attributable debt (as defined) with respect to Sale and Lease-Back Transactions involving Principal Domestic Manufacturing Plants (with the exception of such transactions which are excluded as described in "Limitations on Sale and Leaseback Transactions," below), would not exceed 10% of Consolidated Net Tangible Assets. (Section 1008)

  Such limitation will not apply to Indebtedness secured by (a) Mortgages on property of any corporation existing at the time such corporation becomes a Restricted Subsidiary, (b) Mortgages on any property existing at the date of the initial issuance of securities pursuant to the Indenture or at the time of acquisition by the Company or a Restricted Subsidiary (including acquisition through merger or consolidation), (c) Mortgages securing Indebtedness of a Wholly-Owned Restricted Subsidiary to the Company or to another Wholly-Owned Restricted Subsidiary, (d) purchase money and construction Mortgages entered into within specified time limits, (e) mechanics' liens, tax liens, liens in favor of and to secure progress, advance or other payments or the acquisition of real or personal property from any governmental body pursuant to contract or provision of statute, any other liens, charges and encumbrances incidental to construction, conduct of business or ownership of property of the Company or any Restricted Subsidiary which were not incurred in connection with borrowing money, obtaining advances or credits or the acquisition of property and in the aggregate do not materially impair use of any Principal Domestic Manufacturing Plant or which are being contested in good faith, (f) liens arising by reason of any judgment, decree or order of a court so long as proceedings to review such judgments shall not have been terminated or the period in which to initiate such proceedings shall not have expired, or (g) any extension, renewal or replacement of any of the aforementioned Mortgages not in excess of the principal amount of such Indebtedness plus the fee incurred in connection with such transaction. (Section 1008)

LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS

  The Indenture provides that neither the Company nor any Restricted Subsidiary may enter into any Sale and Lease-Back Transaction involving any Principal Domestic Manufacturing Plant unless the aggregate amount of all attributable debt (as defined) with respect to such transactions plus a Indebtedness secured by Mortgages on Principal Domestic Manufacturing Plants (with the exception of secured Indebtedness which is excluded as described in "Limitations on Liens" above) would not exceed 10% of Consolidated Net Tangible Assets.

  Such limitation will not apply to any Sale and Lease-Back Transaction if (a) the lease is for a period of not more than three years, (b) the purchaser's commitment is obtained within 180 days after the acquisition, construction or placing in service of the Principal Domestic Manufacturing Plant, (c) the rent payable pursuant to such lease is to be reimbursed under a contract with the United States Government or any instrumentality or agency thereof, (d) the transaction is between the Company and a Wholly-Owned Restricted Subsidiary or between Wholly-Owned Restricted Subsidiaries, (e) the Company or such Restricted Subsidiary would be entitled as described in "Limitations on Liens" above, to mortgage such Principal Domestic Manufacturing Plant without equally and ratably securing the Debt Securities, or (f) the Company or such Restricted Subsidiary, within 180 days after the effective date of the transaction, applies to the retirement of Debt Securities or other Indebtedness of the Company or a Restricted Subsidiary an amount equal to (A) either (i) the lesser of the net proceeds of the sale or transfer or the book value at the date of such sale or transfer of the Principal Domestic Manufacturing Plant leased, if the transaction is for cash, or (ii) the lesser of the fair market value or the book value at the date of such sale or transfer of the Principal Domestic Manufacturing Plant leased, if the transaction is for other than cash, minus (B) the amount equal to the principal amount of Debt Securities delivered to the Trustee within such 180 days for cancellation and the principal amount of Indebtedness voluntarily retired within such 180 days. (Section 1009)

RESTRICTIONS ON CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

  The Indenture provides that no consolidation or merger of the Company and no conveyance, transfer or lease of the property of the Company, substantially as an entirety, shall be made with or to another Person if as a result thereof
(i) any properties or assets of the Company would become subject to a lien, mortgage or other encumbrance not permitted by the terms of the Indenture unless effective provisions shall be made to secure the Debt Securities equally and ratably with (or prior to) all indebtedness thereby secured and
(ii) certain other conditions are not satisfied. Upon any such consolidation, merger, conveyance or lease, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance or lease is made shall succeed to, and be substituted for, the Company under the Indenture. (Sections 801 and 802)

FORM, EXCHANGE, REGISTRATION AND TRANSFER

  Securities of a series may be issuable in definitive form solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. Unless otherwise indicated in an applicable Prospectus Supplement, definitive Bearer Securities will have interest coupons attached. (Section 201) The Indenture also will provide that Securities of a series may be issuable in temporary and permanent global form. (Section 201) See "Temporary Global Securities" and "Permanent Global Securities."

  In connection with its original issuance, no Bearer Security (including a Security in temporary global or permanent global form) shall be offered for sale or resale or mailed or otherwise delivered to any location in the United States (as defined under "Limitations on Issuance of Bearer Securities") and a Bearer Security other than a temporary global or permanent global Security may be delivered in connection with its original issuance only if the Person entitled to receive such Bearer Security furnishes written certification, in the form required by the Indenture, to the effect that such Bearer Security is not being acquired by or on behalf of a United States person (as defined under "Limitations on Issuance of Bearer Securities"), or for offer to resell or for resale to a United States person or any person inside the United States, or, if a beneficial interest in such Bearer Security is being acquired by or on behalf of a United States person, that such United States person (i) is a financial institution located outside the United States purchasing for its own account or for the account of a customer and not for offer to resell or for resale in the United States and (ii) agrees to comply with the requirements of section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. In the case of a Bearer Security in permanent global form, such certification must be given in connection with notation of a beneficial owner's interest therein in connection with the original issuance of such Security. (Section 303) See "Temporary Global Securities" and "Limitations on Issuance of Bearer Securities."

  Registered Securities of any series will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor. In addition, if Securities of any series are issuable as both Registered Securities and Bearer Securities, at the option of the Holder upon request confirmed in writing, and subject to the terms of the Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable into Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the Registered Security issued in exchange for Registered Securities. (Section 305) Each Bearer Security other than a temporary global Bearer Security will bear a legend to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

  Securities may be presented for exchange as provided above, and Registered Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed, if so required by the

Company or the Trustee or any transfer agent), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. (Section 305) If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Securities. (Section 1002)

  In the event of any redemption in part, the Company shall not be required to
(i) issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before any selection of Securities of that series to be redeemed and ending at the close of business on (A) if Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption. (Section 305)

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Company may designate from time to time, at the option of the Holder, by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender outside the United States to the Paying Agent of the coupon relating to such Interest Payment Date. (Section 1001) No payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of and any premium and interest on Bearer Securities denominated and payable in U.S. dollars will be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Registered Securities will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (Section 307)

  Unless otherwise indicated in an applicable Prospectus Supplement, the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, will be designated as a Paying Agent for the Company for payments with respect to Offered Debt Securities which are issuable solely as Registered Securities and the Company will maintain a Paying Agent outside of the United States for payments with respect to Offered Debt Securities (subject to the limitations described above in the case of Bearer Securities) which are issuable solely as Bearer Securities or as both Registered Securities and Bearer Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by the Company for the Offered Debt Securities will be named in an applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York, for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the Securities of such series are listed on the Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for the Securities of such series. (Section 1002)

  All moneys paid by the Company to a Paying Agent for the payment of principal of and any premium or interest on any Securities which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company and the Holder of such Security or any coupon will thereafter look only to the Company for payment thereof. (Section 1003)

TEMPORARY GLOBAL SECURITIES

  If so specified in an applicable Prospectus Supplement, all or any portion of the Securities of a series which are issuable as Bearer Securities will initially be represented by one or more temporary global Securities, without interest coupons, to be deposited with a common depositary in London for the Euro-clear System ("Euro-clear") and Cedel S.A. ("Cedel") for credit to the designated accounts. On and after the date determined as provided in any such temporary global Security and described in an applicable Prospectus Supplement, each such temporary global Security will be exchangeable for definitive Bearer Securities, definitive Registered Securities or all or a portion of a permanent global Security, or any combination thereof, as specified in an applicable Prospectus Supplement, but, unless otherwise specified in an applicable Prospectus Supplement, only upon written certification in the form and to the effect described under "Form, Exchange, Registration and Transfer." No definitive Bearer Security (including a Security in permanent global form that is either a Bearer Security or exchangeable for Bearer Securities) delivered in exchange for a portion of a temporary global Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Section 304)

  Unless otherwise specified in an applicable Prospectus Supplement, interest in respect of any portion of a temporary global Security payable in respect of an Interest Payment Date occurring prior to the issuance of definitive Securities will be paid to each of Euro-clear and Cedel with respect to the portion of the temporary global Security held for its account. Each of Euro-clear and Cedel will undertake in such circumstances to credit such interest received by it in respect of a temporary global Security to the respective accounts for which it holds such temporary global Security only upon receipt in each case of certification that as of the relevant Interest Payment Date the portion of such temporary global Security on which such interest is to be so credited is either not beneficially owned by a United States person, or, if a beneficial interest in the portion of such temporary global Security on which such interest is to be so credited is beneficially owned by a United States person, that such United States person is a financial institution and that such financial institution has provided an Internal Revenue Service Form W-9 or is an exempt recipient as defined in United States Treasury Regulation Section 1.6049-4(c)(1)(ii). (Section 304)

PERMANENT GLOBAL SECURITIES

  If any Securities of a series are issuable in permanent global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interest in any such permanent global Security may exchange such interests for Securities of such series and of like tenor and principal amount in any authorized form and denomination. No Bearer Security delivered in exchange for a portion of a permanent global Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Section 305) Unless otherwise specified in an applicable Prospectus Supplement, payment of principal of, and any premium and interest on any permanent global Security shall be made to the Person or Persons specified therein. (Section 203). Principal of and any premium and interest on a permanent global Security will be payable in the manner described in the applicable Prospectus Supplement.

  Nothing in the Indenture or the Securities express or implied, gives to any Person, other than the Company, the Trustee, their successor thereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture. (Section 112)

EVENTS OF DEFAULT

  The following events are defined in the Indenture as "Events of Default" with respect to Debt Securities of any series: (a) failure to pay principal of or premium, if any, on any Debt Security of that series when due; (b) failure to pay any interest on any Debt Security of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 90 days after written notice given to the Company by the Trustee or the holders of at least 25% in principal amount of the Debt Securities Outstanding and affected thereby; (e) certain events in bankruptcy, insolvency or reorganization of the Company; and (f) any other Event of Default provided with respect to Debt Securities of such series. (Section 501)

  The Indenture provides that the Trustee will, within 90 days after the occurrence of a default with respect to Debt Securities of any series, give to the Holders of Debt Securities of that series, notice of all uncured defaults known to it; provided that, except in the case of default in the payment of principal or premium, if any, or interest on any of the Debt Securities of that series or in the making of any sinking fund payment, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Holders. The term "default" for the purpose of this provision only means the happening of any of the Events of Default specified above except that any notice or grace period is eliminated. (Section 602)

  If an Event of Default under clause (a), (b), (c), (d) or (f) above with respect to Debt Securities of any series at the time outstanding shall occur and be continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of each such series, in the case of clause (a), (b), (c) or (f), or, of all such series, voting as a class, in the case of (d) above, may declare the principal amount (or, if the Debt Securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Debt Securities of such series to be due and payable immediately. If an Event of Default under clause (e) above shall occur and be continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities (voting as a class) may declare the principal amount (or, if the Debt Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Debt Securities to be due and payable immediately. Under certain circumstances, the holders of a majority in aggregate principal amount of outstanding Debt Securities of each series may rescind or annul such declaration and its consequences. (Section 502)

  In the event the Company takes the necessary action to enable it to omit to comply with certain covenants of the Indenture as described under "Defeasance of Certain Covenants" and the Debt Securities are declared due and payable because of the occurrence of an Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Company shall remain liable for such payments.

  The Indenture will provide that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 601 and 603) The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of that series. (Section 512)

MEETINGS, MODIFICATIONS AND WAIVER

  Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of, any Security, or extend the time for payment of interest thereon, (b) reduce the principal amount of, or premium or interest on, any Security, (c) change any obligation of the Company to pay additional amounts, (d) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof, (e) change the coin or currency in which any Security or any premium or interest thereon is payable, (f) impair the right to institute suit for the enforcement of any payment on or with respect to any Security, (g) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (h) reduce the requirements contained in the Indenture for quorum or voting, (i) change any obligation of the Company to maintain an office or agency in the places and for the purposes required by the Indenture, or (j) modify any of the above provisions. (Section 902)

  The Holders of (i) not less than a majority in aggregate principal amount of the Outstanding Securities of each series may, on behalf of all Holders of Securities of that series and any coupons appertaining thereto, waive any past default under the Indenture with respect to Securities of that series or (ii) not less than a majority in principal amount of the Outstanding Securities affected thereby (voting as a class) may, on behalf of all Holders of Securities affected thereby and any coupons appertaining thereto, waive any past default described under clauses (d) and (e) in "Events of Default" above, except a default (a) in the payment of principal of (or premium, if any) or any interest on any Security of such series, and (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. (Section 513)

  The Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of Holders of Securities for quorum purposes, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, (ii) the principal amount of a Security denominated in a foreign currency, currencies or composite currencies shall be the U.S. dollar equivalent on the date of such determination of the principal amount of such Security (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the date of such determination of the amount determined as provided in (i) above), and (iii) Securities owned by the Company or an Affiliate thereof shall not be deemed Outstanding. (Section 101)

  The Indenture contains provisions for convening meetings of the Holders of Securities of a series if Securities of that series are issuable as Bearer Securities. (Section 1301) A meeting may be called at any time by the Trustee, and also, upon request, by the Company or the Holders of at least 10% in principal amount of the Outstanding Securities of such series, in any such case upon notice given in accordance with "Notices" below. (Section 1302) Except for any consent which must be given by the Holder of each Outstanding Security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except for any consent which must be given by the Holder of each Outstanding Security affected thereby, as described above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage in principal amount of Outstanding Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the Outstanding Securities of a series. (Section 1304)

DEFEASANCE AND DISCHARGE

  The Indenture provides that the Company may specify that, with respect to the Debt Securities of a certain series, it will be discharged from any and all obligations in respect of such Debt Securities (except for certain obligations to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any) and interest on and any mandatory sinking fund payments in respect of such Debt Securities on the Stated Maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. If so specified with respect to the Debt Securities of a series, such a trust may only be established if establishment of the trust would not cause the Debt Securities of such series listed on any nationally-recognized securities exchange to be de-listed as a result thereof. Also, if so specified in respect of a series of Debt Securities, such establishment of such a trust may be conditioned on the delivery by the Company to the Trustee of an Opinion of Counsel acceptable to the Trustee (who shall be independent counsel of recognized standing) to the effect that, based upon a change in applicable Federal income tax law or a ruling published by the United States Internal Revenue Service, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of such Debt Securities. (Section
402) The designation of such provisions, Federal income tax consequences and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.

DEFEASANCE OF CERTAIN COVENANTS

  The Indenture provides that the Company may specify that, with respect to the Debt Securities of a certain series, the Company may omit to comply with the restrictive covenants described in Section 1008 (Limitation on Liens) and
Section 1009 (Limitations on Sale and Leaseback Transactions) and, if specified with respect to the Debt Securities of a series and upon satisfaction of any conditions applicable thereto as set forth in the terms of such series, certain covenants described in Section 801 (Restrictions on Consolidation, Merger, Conveyance, Transfer or Lease) of the Indenture and with any other negative or restrictive covenant of the Company applicable to the Debt Securities of any series if the Company deposits with the Trustee money and/or U.S. Government obligations (as defined) which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay principal (and premium, if any) and interest on and any mandatory sinking fund payments in respect of such Debt Securities on the Stated Maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. The obligations of the

Company under the Indenture other than with respect to the covenants referred to above shall remain in full force and effect. If specified with respect to the Debt Securities of such series, the Company will also be required to deliver to the Trustee an Opinion of Counsel (who may be counsel to the Company) to the effect that the deposit and related covenant defeasance will not be deemed, or result in, a taxable event with respect to holders of the Debt Securities. (Section 1010) The designation of such provisions, Federal income tax consequences and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.

NOTICES

  Except as otherwise provided in the Indenture, notices to Holders of Bearer Securities will be given by publication at least twice in a daily newspaper in The City of New York and in such other city or cities as may be specified in such Securities. Notices to Holders of Registered Securities will be given by mail to the addresses of such holders as they appear in the Security Register. (Sections 101 and 106)

TITLE

  Title to any Bearer Securities and any coupons appertaining thereto will pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon and the registered owner of any Registered Security as the absolute owner thereof (whether or not such Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308)

REPLACEMENT OF SECURITIES AND COUPONS

  Any mutilated Security or a Security with a mutilated coupon appertaining thereto will be replaced by the Company at the expense of the Holder upon surrender of such Security to the Security Registrar. Securities or coupons that become destroyed, stolen or lost will be replaced by the Company at the expense of the Holder upon delivery to the Trustee of the Security and coupons or evidence of the destruction, loss or theft thereof satisfactory to the Company and the Trustee; in the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new Security in exchange for the Security to which such coupon appertains. In the case of a destroyed, lost or stolen Security or coupon an indemnity satisfactory to the Trustee and the Company may be required at the expense of the Holder of such Security or coupon before a replacement Security will be issued. (Section 306)

GOVERNING LAW

  The Indenture, the Securities and the coupons will be governed by, and construed in accordance with, the laws of the State of New York. (Section 113)

REGARDING THE TRUSTEE

  The Company and certain of its Subsidiaries maintain deposit accounts and conduct other banking transactions, including borrowings in the ordinary course of business, with Manufacturers Hanover Trust Company, the Trustee under the Indenture. Manufacturers Hanover Trust Company is also the registrar, transfer agent and dividend disbursement agent for the Company's common stock, preferred stock and preference stock and performs certain other administrative functions for the Company.

                            DESCRIPTION OF WARRANTS

  The Company may issue, together with any Debt Securities offered by any Prospectus Supplement or separately, Warrants for the purchase of other Debt Securities. The Warrants are to be issued under Warrant Agreements (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as Warrant Agent (the "Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Warrants (the "Offered Warrants"). A copy of the form of Warrant Agreement, including the form of Warrant Certificates representing the Warrants (the "Warrant Certificates"), reflecting the alternative provisions to be included in the Warrant Agreements that will be entered into with respect to particular offerings of Warrants, is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Warrant Agreement and the Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreement and the Warrant Certificates, respectively, including the definitions therein of certain terms.

  The Prospectus Supplement will describe the terms of the Offered Warrants, the Warrant Agreement relating to the Offered Warrants and the Warrant Certificates representing the Offered Warrants, including the following: (1) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of the Offered Warrants; (2) the designation and terms of any related Debt Securities with which the Offered Warrants are issued and the number of Offered Warrants issued with each such Debt Security;
(3) the date, if any, on and after which the Offered Warrants and the related Offered Debt Securities will be separately transferable; (4) the principal amount of Debt Securities purchasable upon exercise of one Offered Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (5) the date on which the right to exercise the Offered Warrants shall commence and the date on which such right shall expire; (6) a discussion of the specific Federal income tax, accounting and other considerations applicable thereto; and (7) whether the Warrants represented by the Warrant Certificates will be issued in registered or bearer form, and if registered, where they may be transferred and registered.

  Warrant Certificates will be exchangeable for new Warrant Certificates of different denominations and Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of Holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of (and premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise.

                 LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

  In compliance with United States federal tax laws and regulations, Bearer Securities (including Securities in temporary global or permanent global form) may not be offered, sold, resold or delivered in connection with their original issuance in the United States or to United States persons (each as defined below) other than offices located outside the United States of United States financial institutions which agree in writing to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as from time to time amended, and the regulations thereunder, and any underwriters, agents and dealers participating in the offering of Offered Debt Securities must agree that they will not offer any Bearer Securities for sale or resale in the United States or to United States persons (other than the financial institutions described above) nor deliver Bearer Securities within the United States. In addition, any such underwriters, agents and dealers must agree to send confirmations to each purchaser of a Bearer Security confirming that such purchaser represents that it is not a United States person or is a financial institution described above and, if such person is a dealer, that it will send similar confirmations to purchasers from it. Bearer Securities will bear a legend to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code".

  Purchasers of Bearer Securities may be affected by certain limitations under United States tax laws. See "United States Taxation".

  As used herein, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof and an estate or trust the income of which is subject to United States federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

                            UNITED STATES TAXATION

  The following summary describes the principal United States federal income tax consequences of ownership of the Debt Securities and is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), and existing and proposed Treasury Regulations, Revenue Rulings and judicial decisions. This summary deals only with Debt Securities held as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a Holder in light of his particular circumstances or to Holders subject to special rules such as life insurance companies, dealers in securities or foreign currencies, persons holding Debt Securities as a hedge against currency risks, or Holders whose functional currency (as defined in Code Section 985) is not the U.S. dollar. Persons considering the purchase of Debt Securities should consult their own tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

TAX CONSEQUENCES TO UNITED STATES ALIEN HOLDERS

  Under United States federal income and estate tax law as in effect on the date hereof and subject to the discussion of backup withholding below:

    (a) payments of principal on Debt Securities which are Discount Securities (as defined under "United States Holders of Original Issue Discount Securities" below), premium, if any, and interest (including original issue discount ("Discount"), if any, on the Debt Securities by the Company or any of its paying agents to any United States Alien (as defined below) holder will not be subject to United States withholding tax, provided that in the case of interest (including any premium treated as contingent interest pursuant to a rule similar to that contained in Section 1.1275-4(c) of certain Treasury Regulations issued in proposed form on April 8, 1986 (the "Proposed OID Regulations")) or Discount, (1) the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (2) the holder is not a controlled foreign corporation that is related (directly or indirectly) to the Company through stock ownership, (3) the holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, and (4) if the Debt Security is a Registered Security (as defined in the Indenture), the beneficial owner of the Debt Security fulfills the statement requirement set forth in Section 871(h) or 881(c) of the Code (as described below);

    (b) a holder of a Debt Security who is a United States Alien will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of a Debt Security, unless such holder (1) is an individual who is present in the United States for 183 days or more during the taxable year of disposition and either such individual has a "tax home" (as defined in Code Section 911(d)(3)) in the United States or the gain is attributable to an office or other fixed place of business maintained by such individual in the United States; or (2) holds the Debt Security in connection with a United States trade or business; and

    (c) a Debt Security or coupon held by an individual who at the time of his death is not a citizen or resident of the United States will not be subject to United States federal estate tax as a result of such individual's death if the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and at the time of the individual's death, payments with respect to such Debt Security would not have been effectively connected to the conduct by such individual of a trade or business in the United States.

  The term "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.

  Sections 871(h) and 881(c) of the Code require that, in order to obtain the exemption from withholding tax described in paragraph (a) above, either the beneficial owner of a Registered Security or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and that is holding the Registered Security on behalf of such beneficial owner, files a statement with the withholding agent to the effect that the beneficial owner of the Registered Security is not a United States person. Under temporary United States Treasury Regulations, such requirement will be fulfilled if the beneficial owner of a Registered Security certifies on Internal Revenue Service Form W-8, under penalties of perjury, that he is not a United States person and provides his name and address, and any Financial Institution holding the Registered Security on behalf of the beneficial owner certifies that such statement has been received from the beneficial owner by it, or by a Financial Institution between it and the beneficial owner, and furnishes the withholding agent with a copy thereof.

  If a United States Alien holder of a Debt Security is engaged in a trade or business in the United States, and if interest (including original issue discount) on the Debt Security is effectively connected with the conduct of such United States trade or business, the United States Alien holder, although eligible for an exemption from withholding tax, will generally be subject to regular United States income tax on such interest (or original issue discount) in the same manner as if it were a United States person holding such Debt Security. In lieu of the certificate described in the preceding paragraph, such a Holder will be required to provide to the Company a properly executed Internal Revenue Service Form 4224 in order to claim an exemption from withholding tax. Likewise, a United States Alien holder will be subject to regular United States income tax on any gain realized on the sale, exchange or other disposition of a Debt Security if such gain is effectively connected with the conduct of a United States trade or business. See "Tax Consequences to United States Holders" below. In addition, if such United States Alien holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest (including original issue discount) on a Debt Security will be included in the earnings and profits of such United States Alien holder if such interest (or original issue discount) is effectively connected with the conduct by the United States Alien holder of a trade or business in the United States.

  Under Sections 165(j) and 1287(a) of the United States Internal Revenue Code, a beneficial owner subject to United States taxation on income derived from the Debt Securities or coupons, with certain exceptions, will not be entitled to deduct any loss on Bearer Securities or coupons and must treat as ordinary income any gain realized on the sale or other disposition (including the receipt of principal) of Bearer Securities or coupons.

  Purchasers of the Debt Securities should consult their own tax advisors with respect to their particular circumstances.

 Backup Withholding and Information Reporting

  Under United States federal income tax law, a 20% backup withholding tax and information reporting requirements apply to certain payments of principal, premium and interest (including Discount) made to, and to the proceeds of sales before maturity by, certain non-corporate United States persons. Under current Treasury Regulations, backup withholding will not apply to payments of principal, premium or interest made outside the United States by the Company or any paying agent thereof on a Bearer Security, nor will it apply to payments made on a Registered Security if the certifications required by Sections 871(h) and 881(c) (described above) are received, provided in each case that the Company or such paying agent, as the case may be, does not have actual knowledge that the payee is a United States person. In addition, if payments of principal, premium or interest (including Discount) are collected outside the United States by a foreign office of a custodian, nominee or other agent acting on behalf of a beneficial owner of a Bearer Security or coupon, such custodian, nominee or other agent will not be required to deduct backup withholding from payments made to such beneficial owner. However, if the custodian, nominee or other agent is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income is from a United States trade or business for a specified three-year period, information reporting will be required with respect to payments made to such beneficial owner unless such custodian, nominee or other agent has documentary evidence in its files of the beneficial owner's foreign status and certain conditions are met or the beneficial owner otherwise establishes an exemption. The United States Treasury Department has indicated that it is studying the possible application of backup withholding in the case of United States and United States-related custodians, nominees and agents.

  Under current Treasury Regulations, payments on the sale, exchange or other disposition of a Debt Security made to or through a foreign office of a broker will not be subject to backup withholding. However, if such broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50 percent or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a United States person and certain other conditions are met or the beneficial owner otherwise establishes an exemption. The United States Treasury Department has indicated that it is studying the possible application of backup withholding in the case of foreign offices of United States and United States-related brokers. Payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the Holder certifies, under penalties of perjury, that it is not a United States person or otherwise establishes an exemption.

  United States Alien holders of Debt Securities should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from a payment to a United States Alien holder under the backup withholding rules will be allowed as a credit against such holder's United States federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the United States Internal Revenue Service.

TAX CONSEQUENCES TO UNITED STATES HOLDERS

 Payments of Interest

  Interest paid on a Debt Security will generally be taxable to a United States person (a "United States Holder") as ordinary interest income at the time it accrues or is paid, in accordance with the United States Holder's method of accounting for federal income tax purposes. However, if (i) a Debt Security is issued during a period beginning on the day following a Record Date and ending on the next succeeding Interest Payment Date, and interest is not payable on such Debt Security until the second Interest Payment Date following the issue date, or (ii) interest is not payable on a Debt Security on the Interest Payment Date immediately prior to the maturity date (in either case, such Debt Security being a "Long Period Security"), the Proposed OID Regulations may require such Long Period Security to be treated as having original issue discount for federal income tax purposes, with the result that a United States Holder would be required to report interest income on the Debt Security as it accrues, in accordance with a constant interest method based on a compounding of interest, before the receipt of cash payments attributable to such income. Persons purchasing Debt Securities issued during such a period should consult their tax advisers concerning the applicability of the Proposed OID Regulations to such Debt Securities. Special rules governing the treatment of interest paid with respect to Discount Securities including certain Floating Rate Debt Securities, Debt Securities having a maximum or minimum interest rate limitation and Debt Securities having a long first or last interest accrual period, are described under "Original Issue Discount Securities" below.

 Sale, Exchange or Retirement of the Debt Securities

  Upon the sale, exchange or retirement of a Debt Security, a United States Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such Holder's adjusted tax basis in the Debt Security. A United States Holder's adjusted tax basis in a Debt Security will equal the cost of the Debt Security to such Holder, increased by the amounts of any market discount and original issue discount previously included in income by the Holder with respect to such Debt Security and reduced by any amortized acquisition premium and any principal payments received by the Holder and, in the case of a Discount Security by the amounts of any other payments that do not constitute qualified periodic interest (as defined below).

  Subject to the discussion regarding Bearer Securities in the following paragraph, gain or loss realized on the sale, exchange or retirement of a Debt Security held as a capital asset will be capital gain or loss (except to the extent of any accrued market discount as discussed below in "Premium and Market Discount" or in "Effect of a Sinking Fund on the Debt Securities". Although capital gains are currently taxed at the same rates as ordinary income, the distinction between capital gain or loss and ordinary income or loss is relevant for purposes of, among other things, limitations on the deductibility of capital losses. A special rule regarding the treatment of gain realized with respect to certain short-term Discount Securities is described under "Original Issue Discount Securities" below.

  Under Code Sections 165(j) and 1287(a), a United States Holder of a Bearer Security or coupon, with certain exceptions, will not be entitled to deduct any loss on such Bearer Security or coupon and must treat as ordinary income any gain realized on the sale or other disposition (including the receipt of principal) of such Bearer Security or coupon.

 Original Issue Discount Securities

  The following discussion is a summary of the principal United States federal income tax consequences of the ownership of Discount Securities (as defined below) by United States Holders.

  Under the Proposed OID Regulations, a Debt Security which is issued for an amount less than its "stated redemption price at maturity" will generally be considered to have been issued at an original issue discount for federal income tax purposes (a "Discount Security") . Under the Proposed OID Regulations, this will always be the case if the Security does not provide for "qualified periodic interest payments" (defined as a series of payments equal to the product of the outstanding principal balance of the Debt Security and a single fixed rate of interest, or a variable rate based on current values of an objective interest index, made at fixed periodic intervals of one year or less over the life of the Debt Security). However, if the difference between a Debt Security's stated redemption price at maturity and its issue price is less than 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, then the Debt Security will not be considered to have original issue discount.

  United States Holders of Discount Securities which mature more than one year from the date of issuance will be required to include original issue discount in income for federal income tax purposes as it accrues, in accordance with a constant interest method based on a compounding of interest, before the receipt of cash payments attributable to such income. The amount of original issue discount includible in income by the initial United States Holder of a Discount Security and, subject to an adjustment, by any subsequent United States Holder, will equal the sum of the "daily portions" of the total original issue discount on the Discount Security for each day during the taxable year on which such Holder held the Discount Security ("accrued original issue discount"), including the date of purchase but excluding the date of disposition. Generally, the daily portion of original issue discount is determined by allocating to each day in any "accrual period" a ratable portion of the original issue discount allocable to such accrual period. The term "accrual period" means, in the case of a non-interest-bearing Discount Security, a six-month period (or shorter period beginning on the issue date) which ends in each year on the date corresponding to the stated maturity date of the Debt Security or the date six months before such stated maturity date, and in the case of an interest-bearing Discount Security, the period between interest payment dates (and, unless longer, the period from the issue date to the first interest payment date or from the last interest payment date prior to the stated maturity date to the stated maturity date). The amount of original issue discount allocable to an accrual period will be the excess of (a) the product of the "adjusted issue price" of the Discount Security at the beginning of such accrual period and its "yield to maturity" over (b) the aggregate amount of all qualified periodic interest payments made during the accrual period. The "adjusted issue price" of a Discount Security at the beginning of an accrual period will equal the issue price plus the amount of original issue discount includible in the gross income of any Holder (without reduction for any amortized acquisition premium with respect to the Discount Security for prior accrual periods. The "yield to maturity" of the Discount Security will be its yield to maturity, computed on the basis of a constant interest rate and compounded at the end of each accrual period. With respect to an initial or final accrual period which is shorter than other accrual periods, the amount of original issue discount allocable to such accrual period must be determined by using either an exact or an approximate method, or some other reasonable method, as set forth in the Proposed OID Regulations, provided that such method is consistent with the method used to determine the yield to maturity of the Discount Security. Under the foregoing rules, United States Holders of Discount Securities will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

  The Proposed OID Regulations provide that Floating Rate Debt Securities having a rate of interest which is not based on current values of an objective interest index will be treated as Discount Securities, and that interest payments on such Floating Rate Debt Securities will be treated as contingent interest payments includible in income as they become fixed, to the extent that such interest payments exceed minimum stated interest, if any. In addition, it is unclear how the Proposed OID Regulations will apply to Floating Rate Debt Securities which are subject to a maximum or minimum interest rate limitation. Under the Proposed OID Regulations, interest payments on such Floating Rate Debt Securities whether or not based on current values of an objective interest index, may constitute either (i) qualified periodic interest payments which are includible in income only when paid or accrued under the United States Holder's method of accounting for federal income tax purposes or (ii) to the extent that such interest payments exceed minimum stated interest, if any, contingent interest payments includible in income as they become fixed.

  Under the Proposed OID Regulations, if a Debt Security may be redeemed prior to its maturity at the option of the Company, the option may in certain cases be presumed to be exercised for purposes of determining whether the Debt Security is issued with original issue discount. If for any date prior to its stated maturity on which a Debt Security may be redeemed, the yield to maturity on such a Debt Security, calculated by assuming that such a Debt Security is redeemed on such date at the applicable redemption price, would be less than the yield to maturity calculated by assuming that such a Debt Security is not redeemed prior to its stated maturity then, under the Proposed OID Regulations, the stated maturity, the stated redemption at maturity, and the yield to maturity of such a Debt Security shall be determined as if the Debt Security were redeemed pursuant to the terms of the option. In such case, although not free from doubt, the stated maturity should be the date that minimizes the yield to maturity of the Debt Security (calculated by assuming that the Debt Security is redeemed on such date at the applicable redemption price) and the stated redemption price at maturity for each Debt Security should be equal to the amount payable on such redemption (including any redemption premium payable in the Holder's taxable year in which the redemption is presumed to occur). If such an option is not exercised in fact when it is presumed exercised, a Debt Security would be treated as if the option were exercised and a new Debt Security issued on the presumed exercise date for an amount equal to the exercise price.

  The Proposed OID Regulations currently provide that none of the interest payments on a Debt Security having a long first or last interest accrual period (a "Long Period Security") will be considered qualified periodic interest payments, with the result that a Long Period Security will be treated as a Discount Security. The adjusted basis of a Long Period Security will be increased by stated interest as it accrues and is included in income by the holder, and reduced by the amount of any payments of stated interest. A Debt Security will be a Long Period Security if (i) such Debt Security is issued during a period beginning on the day following a Regular Record Date and ending on the next succeeding Interest Payment Date, and interest is not payable on such Debt Security until the second Interest Payment Date following the issue date or (ii) interest is not payable on such Debt Securities on the Interest Payment Date immediately prior to the stated maturity. Persons purchasing Debt Securities which are Long Period Securities should consult their tax advisors concerning the applicability of the Proposed OID Regulations to such Debt Securities.

  In general, an individual or other cash method United States Holder of a Discount Security that matures one year or less from the date of its issuance (a "short-term Discount Security") is not required to accrue original issue discount for United States federal income tax purposes unless it elects to do so. Holders who report income for federal income tax purposes on the accrual method and certain other Holders, including banks and dealers in securities, are required to include original issue discount on such short-term Discount Securities on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding. In the case of a Holder who is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of the short-term Discount Security will be ordinary income to the extent of the original issue discount accrued on a straight-line basis through the date of sale, exchange or retirement. In addition, such non-electing Holders who are not subject to the current inclusion requirement described in the second sentence of this paragraph will be required to defer deductions for any interest paid on indebtedness incurred to purchase short-term Discount Securities in an amount not exceeding the deferred interest income, until such deferred interest income is realized.

 Premium and Market Discount

  If a United States Holder purchases a Debt Security for an amount that is less than its stated redemption price at maturity or, in the case of a Discount Security, its "revised issue price" (defined as the sum of the issue price of the Debt Security and the aggregate amount of original issued discount includible, without regard to the rules for amortization of acquisition premium discussed below, in the gross income of all previous Holders of the Debt Security), the amount of the difference will be treated as "market discount" for federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules of the Code, a United States Holder will be required to treat any principal payment (or, in the case of a Discount Security, any payment that does not constitute qualified periodic interest) on, or any gain on the sale, exchange, retirement or other disposition of, a Debt Security as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Debt Security at the time of such payment or disposition. If such Debt Security is disposed of in a nontaxable transaction (other than a nonrecognition transaction described in Code Section 1276(c)), accrued market discount will be includible as ordinary income to the Holder as if such Holder had sold the Debt Security at its then fair market value. In addition, the Holder may be required to defer, until the maturity of the Debt Security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such Debt Security.

  Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Debt Security, unless the Holder elects to accrue on the basis of semiannual compounding. A Holder may elect to include market discount in income currently as it accrues (on either a ratable or semiannual compounding basis), in which case the rule described above regarding deferral of interest deductions will not apply. An election to include market discount currently, once made, will apply to all market discount obligations acquired by the Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the Internal Revenue Service (the "Service").

  A United States Holder who purchases a Discount Security for an amount that is greater than its revised issue price but less than its stated redemption price at maturity will be considered to have purchased such Discount Security at an "acquisition premium" within the meaning of the Code. Under the acquisition premium rules of the Code, the amount of original issue discount which such Holder must include in its gross income with respect to such Discount Security for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year. If a United States Holder purchases a Debt Security for an amount that is greater than the amount payable at maturity, such Holder will be considered to have purchased such Debt Security at a premium equal in amount to such excess, and may elect (in accordance with applicable Code provisions) to amortize such premium, using a constant yield method over the remaining term of the Debt Security. In such event, the amount of any such premium shall be allocated among the interest payments on the Debt Security and, as so allocated, applied against (and reduce) the amount of such interest payments.

 Effect of a Sinking Fund on the Debt Securities

  The Service has not published a position with regard to the computation of original issue discount in cases of debt instruments issued subject to a mandatory sinking fund provision. It is possible that the Service might determine that mandatory sinking fund provisions affect the computation of the yield to maturity of the Debt Securities and thereby change the amount of original issue discount to be included in income by a Holder in a particular year. At present, the Company has no intention of treating the presence, if any, of a sinking fund as affecting the yield to maturity of the Debt Securities.

  The Service might argue that the presence, if any, of mandatory sinking fund provisions evidences an intention to call the Debt Securities (or a portion thereof) subject to such sinking fund prior to maturity. If it were determined for any reason that, at the time of original issuance, the Company had an intention to call the Debt Securities prior to their maturity within the meaning of Section 1271(a)(2)(A) of the Code, any gain recognized by a Holder on the sale or redemption of such Debt Securities prior to their maturity would be considered ordinary income to the extent of the original issue discount not previously included in the gross income of such Holder or any previous holder with respect to each such Debt Security (disregarding any reduction in the amount of original issue discount includible in the income of any previous holder). The Company does not believe that any sinking fund requirements should be regarded as such an intention.

  The Company is required to report to the Internal Revenue Service the amount of original issue discount accrued on Discount Securities held of record by United States persons other than corporations and other exempt holders. The amount required to be reported by the Company may not be equal to the amount of original issue discount required to be reported as taxable income by a holder of such Discount Securities who is not an original purchaser.

 Backup Withholding and Information Reporting

  A United States Holder may be subject to backup withholding at a rate of 20% on payments of principal, premium and interest (including original issue discount, if any) on, and the proceeds of disposition of, a Debt Security. Backup withholding will apply only if the United States Holder (i) fails to furnish its Taxpayer Identification Number ("TIN") which, for an individual, would be his Social Security Number, (ii) furnishes an incorrect TIN, (iii) is notified by the Internal Revenue Service that it has failed to properly report payments of interest and dividends or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. United States Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

  The amount of any backup withholding from a payment to a United States Holder will be allowed as a credit against such Holder's United States federal income tax liability and may entitle such Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

                             PLAN OF DISTRIBUTION

  The Company may sell Securities to one or more underwriters for public offering and sale by them or may sell Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of Securities will be named in the applicable Prospectus Supplement.

  Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company also may offer and sell the Offered Securities in exchange for one or more of its outstanding issues of debt or convertible debt securities. The Company also may, from time to time, authorize underwriters acting as the Company's agents to offer and sell the Offered Securities upon the terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

  Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Act"). Underwriters, dealers and agents may be entitled, under agreements with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Act, and to reimbursement by the Company for certain expenses.

  If so indicated in an applicable Prospectus Supplement, the Company will authorize dealers acting as the Company's agents to solicit offers by certain institutions to purchase Offered Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate amount of Offered Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the Offered Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Contracts. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

  Each underwriter, dealer and agent participating in the distribution of any Offered Debt Securities which are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, Offered Securities in bearer form in the United States or to United States persons (other than qualifying financial institutions), in connection with the original issuance of the Offered Securities. See "Limitations on Issuance of Bearer Securities".

  The Securities may not be offered or sold directly or indirectly in Great Britain other than to persons whose ordinary business it is to buy or sell shares or debentures (except in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985), and this Prospectus and any Prospectus

Supplement or any other offering material relating to the Securities may not be distributed in or from Great Britain other than to persons whose business involves the acquisition and disposal, or the holding, of securities whether as principal or as agent.

  All Offered Securities will be a new issue of securities with no established trading market. Any underwriters to whom Offered Securities are sold by the Company for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the secondary market for any Offered Securities.

  Certain of the underwriters or agents and their associates may be customers of, engage in transactions with and perform services for the Company in the ordinary course of business.

                            VALIDITY OF SECURITIES

  The validity of the Securities will be passed upon for the Company by Michael J. Critelli, Esq., Vice President, Secretary and General Counsel of the Company and by Davis Polk & Wardwell, 1 Chase Manhattan Plaza, New York, New York 10005 and, unless otherwise indicated in a Prospectus Supplement relating to Offered Securities, for the underwriters or agents by Sullivan & Cromwell, 125 Broad Street, New York, New York 10004.

                                    EXPERTS

  The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Pitney Bowes Inc. for the year ended December 31, 1989 have been so incorporated in reliance on the reports of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      -----------------------------------

 NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFOR-MATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLE-MENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTA-TION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTI-TUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURI-TIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPEC-TUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                                  -----------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                           PROSPECTUS SUPPLEMENT
Use of Proceeds............................................................  S-2
Description of Notes.......................................................  S-2
Underwriting...............................................................  S-6
Notice to Canadian Residents...............................................  S-7
Experts....................................................................  S-7

                                PROSPECTUS

Available Information......................................................    2
Incorporation of Certain Documents by Reference............................    2
The Company................................................................    3
Use of Proceeds............................................................    3
Description of Debt Securities.............................................    3
Description of Warrants....................................................   14
Limitations on Issuance of Bearer Securities...............................   14
United States Taxation.....................................................   15
Plan of Distribution.......................................................   22
Validity of Securities.....................................................   23
Experts....................................................................   23

                      -----------------------------------
                      -----------------------------------

                               PITNEY BOWES INC.

                                 $300,000,000

                             5.95% NOTES DUE 2005



                             PROSPECTUS SUPPLEMENT



                          CREDIT SUISSE FIRST BOSTON

                              MERRILL LYNCH & CO.



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